U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 18, 2003
                                                          --------------

                         COMMISSION FILE NUMBER: 0-30875

                            MILL CREEK RESEARCH, INC.
             (Exact name of registrant as specified in its charter)

                               Utah                             87-0633677
             (State or jurisdiction of incorporation         I.R.S. Employer
                         or organization                    Identification No.)

                481 N. Seranado St., Orange, California            92869
                ---------------------------------------            -----
                (Address of principal executive offices)         (Zip Code)

        Registrant's telephone number: (714) 633-8083; Fax (603)375-6582


Item 1. Changes in Control of Registrant

     On April 18, 2003, Ms. Rita Thomas sold her 1,000,000 shares, representing 100% of the total outstanding shares of the corporation to Stevens & Lee Investment Co., Inc. Ms. Rita Thomas retained her positions as Director, President and Secretary of the corporation.

     Rita Thomas is president of Thomas & Associates, a paralegal service firm in Orange, California. From 1990 to present Ms. Thomas has provided legal support services including document and information research, teaching and litigation staff support for various legal firms. From 1985 to April, 1990, Ms. Thomas owned and operated Select Care Products, Inc., a company offering individual distributorship programs for pet care products. Ms. Thomas has been a financial consultant and an independent Life and Health Insurance Agent and Broker between 1986 and present. Between 1961 and 1989, Ms. Thomas has taught in public school and private school from kindergarten through university level in Louisiana, Virginia, Texas, Pennsylvania, Colorado, and California. Ms. Thomas was Director of Paralegal Studies, Orange Coast College, California from 1989 to 1991 where she was involved in administration of student and teacher activities and counseling of legal studies and teaching in legal and computer classes. Between 1965 and 1967, Ms. Thomas received her degrees in BA Education and MEd. from McNeese State University, Lake Charles, Louisiana where she was Director of Childcare Center. Ms. Thomas is the President and Director of Regency Capital West, Inc., Mill Creek Research, Inc. and OTC Dreamwerks, Inc., all reporting public companies. Ms. Thomas received her juris doctorate degree in 1985 from Western State University, Fullerton, California.

Item 2.    Acquisition or Disposition of Assets

         Not applicable.

Item 3.    Bankruptcy or Receivership

         Not Applicable

Item 4.    Changes in Registrant's Certifying Accountant

         Not Applicable

Item 5.    Other Events

         Not Applicable

Item 6. Resignations of Registrant's Directors

         Not Applicable

Item 7.    Financial Statements and Exhibits

         Not Applicable

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                MILL CREEK RESEARCH, INC.

Dated: April 18, 2003                           By: /s/ Rita Thomas
                                                --------------------
                                                Rita Thomas, President, Director